Exhibit 4.12

Execution Version

SUPPLEMENTAL LETTER

To:

Grindrod Shipping Pte. Ltd.

200 Cantonment Road

#03-01 Southpoint

Singapore, 089763

as Borrower

IVS Bulk 462 Pte. Ltd.

IVS Bulk 511 Pte. Ltd.

IVS Bulk 512 Pte. Ltd.

Unicorn Ross Pte. Ltd.

Unicorn Baltic Pte. Ltd.

Unicorn Ionia Pte. Ltd.

Unicorn Scotia Pte. Ltd.

IVS Bulk 430 Pte. Ltd.

each of

200 Cantonment Road

#03-01 Southpoint

Singapore, 089763

as Owners

Grindrod Shipping Limited

4th Floor

Standard Bank House

1 Circular Road

Douglas

Isle of Man, IM99 3NZ

as Shareholder

20 August 2013

Dear Sirs

Loan Agreement dated 7 July 2011 made between (i) Grindrod Shipping Pte. Ltd as Borrower, (ii) the banks and financial institutions listed in Schedule 1 to the Loan Agreement as Lenders, (iii) the banks and financial institutions listed in Schedule 2 to the Loan Agreement as Swap Banks, (iv) Crédit Agricole Corporate and Investment Bank, Standard Chartered Bank, Singapore Branch, DVB Group Merchant Bank (Asia) Ltd and BNP Paribas, Singapore Branch as Mandated Lead Arrangers and (v) Crédit Agricole Corporate and Investment Bank as Agent and Security Trustee in relation to a loan facility of US$123,000,000 comprising (a) a term loan facility of US$73,000,000 and (b) a revolving credit facility of US$50,000,000 (the “Loan Agreement”).

1                                         We refer to the Loan Agreement.  Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

2                                         The Borrower hereby notifies the Lenders that Unicorn Java Pte. Ltd. has changed its name to IVS Bulk 430 Pte. Ltd..

3                                         The Borrower has requested the consent of the Creditor Parties to:

(a)                                 replace the New Ships listed as Ships 7 and 8 in Schedule 6 to the Loan Agreement (m.v. “GOURITZ” owned or to be owned by IVS Bulk 430 Pte. Ltd. (formerly known as Unicorn Java Pte. Ltd.) (“IVS Bulk 430”) and m.v. “GAMTOOS” owned or to be owned by Unicorn Marmara Pte. Ltd) with m.v. “IVS KITE” to be owned by IVS Bulk 430 and “IVS MERLION” to be owned by IVS Bulk 611 Pte. Ltd. (the “New Owner”); and

(b)                                 the appointment of (i) Sandigan Ship Management Pte. Ltd. or, in the alternative, Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd. as Approved Manager of “IVS KITE” and (ii) Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd. as Approved Manager of “IVS MERLION”.

4                                         The Lenders confirm their agreement to the Borrower’s requests in paragraph 3 on and with effect from the date on which the Agent receives the following in form and substance satisfactory to it (the “Effective Date”):

(a)                                 for the Borrower, each Owner (including IVS Bulk 430), the New Owner and the Shareholder, documents of the kind specified in Schedule 4, Part A, paragraphs 2, 3, 4 and 5 of the Loan Agreement as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter and the documents referred to in paragraph 4(e) of this letter (or, in the case of those documents previously provided pursuant to Schedule 4, Part A, paragraph 2 of the Loan Agreement, confirmation they have not been amended and remain in full force and effect);

(b)                                 an executed original of this letter;

(c)                                  the originals of any mandates or other documents required in connection with the opening or operation of the Operating Accounts by the New Owner and IVS Bulk 430;

(d)                                 evidence that the New Owner and IVS Bulk 430 (in relation to the ships owned or to be owned by them) have satisfied the conditions precedent set out in Part B of Schedule 4 to the Loan Agreement;

(e)                                  a duly executed original of the following documents, each in the Agreed Form:

(i)                                     Shares Pledge in respect of the New Owner granted by the Borrower in favour of the Security Trustee (and of each document required to be delivered by the Shares Pledge); and

(ii)                                  Account Security Deed granted by the New Owner and IVS Bulk 430 in favour of the Agent and Security Trustee (and of each document required to be delivered by each Account Security Deed);

(f)                                   such documents and evidence as the Agent shall require in relation to the New Owner and IVS Bulk 430 based on applicable law and regulations, and the Agent’s own internal guidelines, relating to the Agent’s knowledge of its customers;

(g)                                  documentary evidence that each agent for service of process nominated by the New Owner has accepted its appointment; and

(h)                                 favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Singapore and such other relevant jurisdictions as the Agent may require.

5                                         On and from the Effective Date, the Loan Agreement shall be amended as follows:

(a)                                 the New Owner shall replace Unicorn Marmara Pte. Ltd. as one of the Owners;

(b)                                 Unicorn Java Pte. Ltd. shall be referred to as IVS Bulk 430 Pte. Ltd.;

(c)                                  the definition of Approved Manager shall be amended so that the Approved Manager in relation to:

(i)                                     Ship 7 shall be Sandigan Ship Management Pte. Ltd. of 9/F Salustiano D Ty Tower, 104 paseo de Roxas, corner Perea Street, Legaspi Village, Makati City , 1299, Philippines or, with prior written notice to the Agent, Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd. of 200 Cantonment Road, #03-01, Southpoint, Singapore, 089763 provided that the Borrower has provided to the Agent documents similar to those provided for Sandigan Ship Management Pte. Ltd. as set out in paragraph 8 of Part B to Schedule 4 of the Loan Agreement;

(ii)                                 Ship 8 shall be Grindrod Ship Management, a division of Grindrod Shipping Pte. Ltd. of 200 Cantonment Road, #03-01, Southpoint, Singapore, 089763;

(d)                                 by deleting Schedule 6 to the Loan Agreement and replacing it with the schedule in the form attached as the appendix to this letter;

(e)                                  clause 11.20 of the Loan Agreement shall not apply to either of Ship 7 or Ship 8;

(f)                                   clauses 11.19 and 11.21 of the Loan Agreement shall not apply to Ship 7 and the General Assignment to be provided in respect of Ship 7 shall not include an assignment of Warranties; and

(g)                                  by construing all references in the Loan Agreement to “this Agreement” and all references in the other Finance Document to “the Loan Agreement” as references to the Loan Agreement as amended and supplemented by this letter.

6                                         On the Effective Date, the Agent (on behalf of the Creditor Parties) shall enter into a deed of release and reassignment in respect of the Shares Pledge provided by the Borrower in relation to Unicorn Marmara Pte. Ltd..

7                                         All other terms and conditions of the Loan Agreement, the other Finance Documents and the Master Agreements are to remain in full force and effect.

8                                         This letter may be executed in any number of counterparts.

9                                         This letter shall be governed by, and construed in accordance with, English Law.  The provisions of clause 30.2 and 30.6 (inclusive) of the Loan Agreement shall be incorporated into this letter as if set out in full herein with references to this Agreement construed as references to this letter.

Please confirm your agreement to this letter by signing below.

/s/ Charlotte Bown Attorney-in-Fact

for and on behalf of

Crédit Agricole Corporate and Investment Bank

as Agent for the Creditor Parties

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect and shall continue to stand as security for our obligations under the Loan Agreement, the Finance Documents and the Master Agreements.

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
Grindrod Shipping Pte. Ltd.
as Borrower
20 August 2013

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, including for the avoidance of doubt the Guarantees, to which we are each a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect and shall continue to secure the obligations of the Borrower under the Master Agreements, the Loan Agreement and Finance Documents as amended by this letter.

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
IVS Bulk 462 Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
IVS Bulk 511 Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
IVS Bulk 512 Pte. Ltd.

as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
Unicorn Ross Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
Unicorn Baltic Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
Unicorn Ionia Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
Unicorn Scotia Pte. Ltd.
as an Owner
20 August 2013

/s/ Alice Bushell Attorney-in-Fact

for and on behalf of
IVS Bulk 430 Pte. Ltd.
(formerly known as Unicorn Java Pte. Ltd.)
as an Owner
20 August 2013

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Negative Pledge to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect.

/s/ Martyn Richard Wade

for and on behalf of
Grindrod Shipping Limited
as Shareholder
21 August 2013

APPENDIX

SCHEDULE 6

DETAILS OF SHIPS AND OWNERS

Ship	Owner	Ship Name	Flag	Type	Company IMO Number
1	IVS Bulk 462 Pte. Ltd.	IVS Kawana	Singapore	Handysize Bulk Carrier	5596241
2	IVS Bulk 511 Pte. Ltd.	IVS Knot	Singapore	Handysize Bulk Carrier	5544932
3	IVS Bulk 512 Pte. Ltd.	IVS Kinglet	Singapore	Handysize Bulk Carrier	5608934
4	Unicorn Ross Pte. Ltd.	Rhino	Singapore	Product Tanker IMO II/III	5556419
5	Unicorn Baltic Pte. Ltd.	Breede	Singapore	Product Tanker IMO II/III	5573978
6	Unicorn Ionia Pte. Ltd.	Kowie	Singapore	Product Tanker IMO II/III	5573964
7	IVS Bulk 430 Pte. Ltd. (formerly known as Unicorn Java Pte. Ltd.)	IVS Kite	Singapore	Handysize Bulk Carrier	5605047
8	IVS Bulk 611 Pte. Ltd.	IVS Merlion	Singapore	Handysize Bulk Carrier	5608948
9	Unicorn Scotia Pte. Ltd.	Kei	Singapore	Product Tanker IMO II/III	5473029